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                                                   FILED - CUSTOMER COPY
                                                     DONETTA DAVIDSON
                                               COLORADO SECRETARY OF STATE
                  ARTICLES OF INCORPORATION
                            OF
                  Delta Oil & Gas, Inc.

     The undersigned natural person, more than eighteen years of age, hereby establishes a corporation pursuant to the statutes of Colorado and adopts the following Articles of Incorporation:

     FIRST:  The name of the corporation is:
                                                          20011005792  C
                     Delta Oil & Gas, Inc.                 $  50.00
 Principal office    555 E. 10th Ave., Suit 101        SECRETARY OF STATE
                     Denver, Colorado 80203            01-09-2001  12:39:33

     SECOND:  The corporation shall have perpetual existence.

     THIRD:     (a) The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the laws of the State of Colorado.

                (b) In furtherance of the foregoing purpose, the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, it may do everything, necessary, suitable or proper for the accomplishment of any of its corporation purposes.

     FOURTH:    (a) The aggregate number of shares which the corporation
shall have authority to issue is One Hundred Million (100,000,000) shares of common stock, $.001 par value, and Twenty-Five Million (25,000,000) shares of preferred stock, $.001 par value. These preferred shares may be issued in one or more series at the discretion of the Board of Directors.

                (b) Each shareholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                (c) No shareholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasure shares of stock, or for other securities of any class, or for right, warrants, options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                (d) The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

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     FIFTH:     The Board of Directors shall be composed of not less than
two or more than nine directors. The initial Board of Directors of the corporation who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

          NAMES                                 ADDRESS
          -----                                 -------

                                                3346 Berwyck St.
          Raymond John Demman, Director         Las Vegas, NV 89121

                                                4200 W. 9th Ave.
          Pamela Starek, Director               Vancouver, B.C.  V6R-2C7

                                                1122 6th Ave. North
          Steve Burwell, Director               Seattle, WA  98109


     SIXTH:   The address of the initial registered and principal office of the corporation is:  555 E. 10th Ave., Suit 101, Denver, CO 80203.

     The name and address of its initial registered agent is Raul N. Rodriguez, 555 E. 10th Ave., Suit 101, Denver, CO 80203.

Signature of the registered agent:              /s/Raul N. Rodriguez
                                                ---------------------

     SEVENTH:     (a) The corporation may indemnify any person who was
or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a pleas of nolo contenders or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

                (b) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation or procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation,

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partnership, joint venture, trust or other enterprise against expenses
(including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation: but no indemnification shall be made in respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

                (c) To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) of this
Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

                (d) Any indemnification under (a) or (b) of this Article VII (unless ordered by a court) and as distinguished from (c) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has meet the applicable standard of conduct set forth in (a) or (b)) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable if a quorum of disinterested directors so directs.

                (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay Such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

                (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a

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director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

     EIGHT: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and the same are in furtherance of and not in limitation of the powers, conferred by law:

     No contract or other transaction between this corporation and one or more of its directors, officers, or stockholders or between this corporation and any other corporation, firm or association in which one or more of its officers, directors, or stockholders are officers, directors or stockholders shall be either void or voidable (1) if at a meeting of the board of directors or committee authorizing or ratifying the contract of transaction there is a quorum of persons not so interested in the contract or other transaction is approved by a majority of such quorum or (2) if the contract or other transaction is ratified at an annual or special meeting of stockholders, or
(3) if the contract or other transaction is just and reasonable to the corporation of the time it is made, authorized or ratified.

     NINTH:  The name and address of the incorporator is:

                                Raul N. Rodriguez
                                555 E. 10th Ave., Suit 101
                                Denver, CO 80203

DATED THIS: 9th DAY OF January, 2001.


                                            /s/Raul N. Rodriguez
                                            --------------------
                                            Incorporator and Registered Agent
                                            Raul N. Rodriguez, Esq.


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